                                                                     EXHIBIT 1.1

                        1,667,000 SHARES OF COMMON STOCK

                         UNITED FINANCIAL MORTGAGE CORP.

                             UNDERWRITING AGREEMENT

                               December ___, 2003

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

         United Financial Mortgage Corp., a corporation organized and existing under the laws of Illinois (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to sell and issue to Maxim Group LLC ("MAXIM") an aggregate of 1,667,000 shares (the "FIRM SHARES") of its common stock, no par value per share (the "COMMON STOCK"). In addition, The Joseph Khoshabe Trust, under Trust Agreement dated September 22, 1995 (the "SELLING SHAREHOLDER") proposes to sell to Maxim, upon the terms and conditions set forth in Section 2 hereof, up to an additional 250,050 shares of Common Stock (the "ADDITIONAL SHARES"). The Firm Shares and any Additional Shares purchased by the Underwriter are referred to herein as the "SHARES." The Shares are more fully described in the Registration Statement and Prospectus referred to below. Maxim shall have the right to engage, and, if so engaged, shall act as the lead manager of, additional underwriters, selected dealers or selling agents (collectively with Maxim, the "UNDERWRITERS") in connection with the offering and sale of the Shares contemplated herein (the "OFFERING").

         1. Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, Maxim and each of the Underwriters as follows:

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form SB-2 (Registration No. 333-109696), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to Maxim. Such registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing,

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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 2 of 30

no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("RULE 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "PROSPECTUS," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The prospectus dated November 6, 2003 delivered by the Company to Maxim for use in connection with the Offering and any amendment to such prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "PRELIMINARY PROSPECTUS." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). As used herein, the term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended. The rules and regulations promulgated by the Commission under the Securities Act, the Exchange Act or any other federal securities law are referred to herein as the "RULES AND REGULATIONS." When used herein, the term "to the Company's knowledge" (or similar terms) means the knowledge, after due investigation with respect to matters concerning their respective areas of responsibility within the Company, of Joseph Khoshabe, Steve Y. Khoshabe, Robert L. Hiatt, Jason K. Schiffman, Michael A. Kraft and Christian P. Kloster. When used herein, the term "Best Efforts" means, with respect to the applicable obligation of the Company, the highest standard of diligence recognized under Illinois law for similarly situated, publicly - traded companies.

                  (b) At the time: (i) of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, (ii) when the Prospectus is first filed with the Commission pursuant to Rule 424(b), (iii) when any supplement to or amendment of the Prospectus is filed with the Commission, and
(iv) at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the

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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 3 of 30

statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading.

                  (c) When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in subsections (b) and
(c) hereof, however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Maxim or it's counsel, Ellenoff Grossman & Schole LLP ("UNDERWRITER'S COUNSEL") specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following information contained in the section of the Prospectus entitled "Underwriting": (i) the table following paragraph 1 therein, and (ii) paragraphs 5, 6, 12 and 13 therein.

                  (d) Crowe Chizek and Company LLC, whose report regarding the certified the financial statements of the Company is included in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

                  (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock.

                  (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the "SUBSIDIARIES"), taken as a whole; or (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries (a "MATERIAL ADVERSE CHANGE"). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the

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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 4 of 30

Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus or were undertaken in the Company's ordinary course of business and were consistent with past practice of the Company.

                  (g) As of the dates indicated in the Registration Statement and the Prospectus, the authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus in the column headed "Actual" under the caption "Capitalization" and, after giving effect to the issuance of the Firm Shares, will be as set forth in the column headed "As Adjusted" under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security. For purposes of this Agreement, the term "RELEVANT SECURITY" shall mean any Common Stock or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for Common Stock or equity securities, or that holds the right to acquire any Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

                  (h) The Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on each of the Closing Date and the Additional Closing Date, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock conforms to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

                  (i) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "LIEN"), except as disclosed in the Registration Statement or the Prospectus.


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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 5 of 30

                  (j) Each of the Company and the Subsidiaries has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the long-term debt or capital stock of the Company or any Subsidiary (any such effect being a "MATERIAL ADVERSE EFFECT").

                  (k) Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "CONSENTS"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Registration Statement and the Prospectus, except where the failure to have any such Consent would not have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice (or, to the Company's knowledge, other notice which would require disclosure under the Securities Act, the Exchange Act or the Rules and Regulations) of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where the failure to so comply does or would not have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (l) The Company has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. The Company has duly and validly authorized this Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is

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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 6 of 30

considered in a proceeding in equity or at law) and except as the rights to indemnification or contribution hereunder may be actually limited by federal or state securities laws.

                  (m) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not: (i) conflict with, require consent under (other than those consents which have been obtained) or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or, (ii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws, of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except for, in each case, those conflicts and violations which would not have a Material Adverse Effect.

                  (n) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), NASD Regulation, Inc. ("NASDR") or the American Stock Exchange ("AMEX") in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

                  (o) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

                  (p) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly, in all material respects and as of the dates indicated and for the periods specified, the financial position and the cash flows and results of operations of the Company and the Subsidiaries. Except as otherwise stated in the Registration Statement and the Prospectus, such financial statements have been

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                                                                 Maxim Group LLC
                                                              December ___, 2003
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prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein in all material respects.

                  (q) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with applicable Rules and Regulations which are not included therein.

                  (r) The Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Sections 12(b) or 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are or will be listed on the AMEX and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the AMEX, nor has the Company received any notification that the Commission or the AMEX is contemplating terminating such registration or listing.

                  (s) The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

                  (t) Neither the Company nor any of its Subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (u) Neither the Company nor, to the Company's knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) (an "AFFILIATE") has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which

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                                                                 Maxim Group LLC
                                                              December ___, 2003
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could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (v) Neither the Company nor, to the Company's knowledge, any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, as disclosed in any Forms 4 or Schedule 13D or 13G filed with the Commission, neither the Company nor, to the Company's knowledge, any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

                  (w) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                  (x) The conditions for use of Form SB-2 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

                  (y) The exhibits filed with the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (z) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

                  (aa) There are no contracts or other documents (including, without limitation, any voting agreement or trust instrument), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities

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                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                    Page 9 of 30

Act or the Rules and Regulations which have not been so described or filed (including by incorporation by reference).

                  (bb) No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Prospectus or the Company's filings with the Commission which is not so described. There are no outstanding loans (except for mortgage loans made in the ordinary course of business), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

                  (cc) The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 ("SARB-OX") and the rules and regulations promulgated thereunder that are applicable to the Company at the date of this Agreement and the Rules and Regulations with respect thereto that are applicable to the Company at the date of this Agreement, including, without limitation, related rules and regulations adopted by AMEX and approved by the Commission that were required to be promulgated under Sarb-Ox, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. The Company has not, in violation of Sarb-Ox, directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                  (dd) Except as disclosed in the Registration Statement and the Prospectus or as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters' compensation as determined by the NASD.

                  (ee) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid and

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                                                                 Maxim Group LLC
                                                              December ___, 2003
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enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice (or, to the Company's knowledge, any other notice) of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

                  (ff) The Company and each Subsidiary: (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to so own or possess such Intellectual Property would have a Material Adverse Effect, and (ii) does not believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which conflict would have a Material Adverse Effect. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company. To the Company's knowledge: (i) there is no infringement by third parties of any such Intellectual Property; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings or claims by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and (iii) there are no facts which would form a reasonable basis for any such claim. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any Intellectual Property rights of others, in each case which would be reasonably likely to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

                  (gg) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks, including, without limitation, director's and officer's liability insurance for liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations, as the Company reasonably considers adequate in all material respects for the conduct of its business and the value of its properties and as is customary for similar companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business.

                  (hh) Each of the Company and the Subsidiaries has properly prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 11 of 30

has paid or made provision for the payment of, except such as may be contested in good faith, all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary' federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects to meet any assessments and related liabilities for any such period and, since the date of the Company's most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

                  (ii) No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company's knowledge, is likely to occur.

                  (jj) No "prohibited transaction" (as defined in either Section 406 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (kk) Neither the Company, any Subsidiary nor, to the Company's knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof or any foreign jurisdiction.

                  (ll) Neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) is in

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 12 of 30

default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except as disclosed in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect.

                  (mm) The Company and the Subsidiaries are in compliance with, and all of the loans represented as assets on the most recent financial statements and selected financial information of the Company included in the Registration Statement and Prospectus meet or are exempt from, all requirements of federal, state and local law pertaining to lending, including, without limitation all laws, rules and regulations referred to in the Prospectus under the caption "Description of Business -- Regulation."

         2. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, New York, New York 10017 ("UNDERWRITERS' COUNSEL"), or at such other place as shall be agreed upon by Maxim and the Company, at 10:00 A.M., New York City time, on the third (3rd) or, as permitted under Rule 15c6-1 under the Exchange Act, fourth (4th) business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A under the Securities Act, the third or, as permitted under Rule 15c6-1 under the Exchange Act, fourth business day after the determination of the public offering price of the Shares), or such other time not later than ten (10) business days after such date as shall be agreed upon by Maxim and the Company in writing as permitted under Rule 15c6-1 (such time and date of payment and delivery being herein called the "CLOSING DATE").

                  Payment of the purchase price for the Firm Shares shall be made by wire transfer of immediately available funds to or as directed by the Company upon delivery of certificates for the Firm Shares to Maxim through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as Maxim may request at

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 13 of 30

least two (2) business days before the Closing Date. The Company will permit Maxim to examine and package such certificates for delivery at least one (1) full business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, Selling Shareholder hereby grants to the Underwriters, acting severally and not jointly, the option to purchase the Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the forty-fifth (45th) day following the final date of the Prospectus, by written notice from Maxim to the Company and the Selling Shareholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, the names in which the Additional Shares are to be registered, the denominations in which the Additional Shares are to be issued and the date and time, as reasonably determined by Maxim, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "ADDITIONAL CLOSING DATE"); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second (2nd) full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Selling Shareholder the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate fractional shares as Maxim in its sole discretion shall make.

                  (d) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by Maxim and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 9 hereof), or such other time as shall be agreed upon by Maxim and the Company.

                  Payment of the purchase price for the Additional Shares shall be made by wire transfer in immediately available funds to or as directed by the Selling Shareholder upon delivery of certificates for the Additional Shares to Maxim through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as Maxim may request at least two (2) business days before the Additional Closing Date. The Company will permit Maxim to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 14 of 30

         3. Offering. Upon authorization of the release of the Firm Shares by Maxim, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                  (a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to Maxim of such timely filing.

                  The Company will notify Maxim immediately (and, if requested by Maxim, will confirm such notice in writing): (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will undertake all commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which Maxim shall reasonably object in writing after being timely furnished in advance a copy thereof. The Company will provide Maxim with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit Maxim a reasonable opportunity to review and comment thereon.

                  (b) The Company shall comply with the Securities Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and all applicable Rules and Regulations in connection with the sales of Shares, any event shall have occurred as a result

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 15 of 30

of which the Prospectus as then amended or supplemented would, in the judgment of the Company on the advice of counsel, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, the Company will notify Maxim promptly and prepare and file with the Commission, subject to Section 4(a) hereof, an appropriate amendment or supplement (in form and substance reasonably satisfactory to Maxim) which will correct such statement or omission or which will effect such compliance and will use its Best Efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

                  (d) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and
Section 5(b) of the Securities Act.

                  (e) The Company will use its commercially reasonable best efforts, in cooperation with Maxim, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as Maxim may designate in writing and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (f) The Company will make generally available to its security holders and to the Underwriters as soon as practicable after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities
Act), an earnings statement of the Company and the Subsidiaries complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 16 of 30

                  (g) At the Closing, the Company will deliver to Maxim "lock-up" agreements, substantially in the form attached hereto as Annex I, duly executed by the persons and entities set forth on Exhibit B hereto.

                  (h) For a period of nine (9) months following the Closing, the Company will not: (i) offer or sell any of its securities at a discount from the then current market price of the Common Stock without the prior written consent of Maxim, which consent shall not be unreasonably withheld or delayed, or (ii) offer or sell any convertible securities of the Company convertible at a price that may, at the time of conversion, be less than the market price of the Common Stock of the date of the original sale; provided, however, that such restrictions shall not apply to: (i) the sale of the Company's securities to the Underwriters pursuant to this Agreement; (ii) the grant of or shares issued upon the exercise of options or other rights pursuant to the Company's stock option plans or other employee benefit plans approved by the Company's board of directors; (iii) the issuance by the Company of its securities in connection with a merger, acquisition or similar transaction; or (iv) the sale of the Company's securities in an underwritten public offering.

                  (i) For a period of six (6) months from the effective date of the Registration Statement, the Company, at its expense, shall provide Maxim on a weekly basis with a copy of the Company's daily transfer sheets from the previous week and securities positions listings.

                  (j) During the period of three (3) years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as Maxim may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, however, that, to the extent applicable, the Company will be deemed to have fulfilled its obligation to provide such documents and information under this Section 4(j) by filing such documents via the Commission's EDGAR system.

                  (k) Without Maxim's prior written consent, which consent shall not be unreasonably withheld, the Company will not issue press releases or engage in any other publicity, for a period ending after the twenty fifth (25th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.

                  (l) The Company will use its Best Efforts to obtain key person life insurance with a insurer rated at least AA or better in the most recent addition of "Best's Life Reports" in the amount of $1,000,000 on the life of Steve Y. Khoshabe within sixty (60) days of

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 17 of 30

the Closing Date. Such insurance shall be maintained in full force and effect for a period of at least one (1) year from the date such insurance is obtained. The Company shall be the sole beneficiary of such policy.

                  (m) Upon conclusion of the Offering, the Company will engage a financial public relations firm mutually acceptable to the Company and Maxim (with Maxim's approval thereof not to be unreasonably withheld, conditioned or delayed) to provide corporate communications services to the Company. For a period of ninety (90) days after the date hereof, the Company agrees and undertakes to consult with Maxim prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed Offering. Copies of all documents, which the Company or its public relations advisors intend to distribute to the public, will be provided to Maxim for review prior to such distribution for a period of ninety (90) days after the date of the Prospectus.

                  (n) The Company will continue to retain as its transfer agent for a period of one (1) year following the Closing Date either: (i) Corporate Stock Transfer, Inc. or (ii) another transfer agent reasonably acceptable to Maxim.

                  (o) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus. Without the written consent of Maxim, no proceeds of the Offering will be used to pay: (i) outstanding loans from officers, directors or shareholders, or (ii) except as (A) disclosed in the Registration Statement (including the exhibits thereto) or (B) undertaken in the ordinary course of the Company's business or consistent with past practice, any accrued salaries or bonuses to any employees or former employees.

                  (p) The Company will use its commercially reasonable best efforts to effect and maintain the listing of the Shares on the AMEX.

                  (q) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                  (r) The Company will use its commercially reasonable best efforts to do and perform all additional things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and shall use its Best Efforts to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

                  (s) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 18 of 30

         5. Consideration; Payment of Expenses; Right of First Refusal; Advisory Agreement.

                  (a) In consideration of the services to be provided for hereunder, the Company shall issue to Maxim or its designees or, at the direction of Maxim, the other Underwriters or their designees, a warrant, or, if so requested, warrants in substantially the form filed as Exhibit 4.1 to the Registration Statement (the "UNDERWRITER'S WARRANT"), which shall be exercisable to purchase up to an aggregate of 116,690 additional shares of Common Stock.

                  (b) In addition, Maxim shall also be entitled to a non-accountable expense allowance equal to 2% of the gross proceeds of the Offering (including proceeds, if any, from the sale of Additional Shares, which portion shall be paid by the Selling Shareholder). The Company has heretofore paid a $50,000 advance to Maxim, which shall be applied against the non-accountable expense allowance attributable to the gross proceeds of the Offering relating to the Firm Shares.

                  (c) Maxim reserves the right to reduce any item of its compensation or adjust (in a manner no less favorable to the Company) the terms thereof as specified herein (including the number, type and exercise price of the Underwriter's Warrant) in the event that a determination shall be made by the NASD to the effect that the Underwriters' aggregate compensation is in excess of NASD rules or that the terms thereof require adjustment.

                  (d) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay the following costs and expenses incident to the performance of its obligations hereunder: (i) all expenses in connection with the preparation, printing, and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to and by the Underwriters; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering and the cost of three (3) bound volumes of such documents; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or blue sky laws as provided in Section 4(e) hereof, including the reasonable and accountable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey (including "blue sky" legal fees of $5,000 for registration in up to 15 states and disbursements of counsel); (v) the filing fees incident to, and the reasonable and accountable fees and disbursements of counsel for the Underwriters (not to exceed $7,500) in connection with, securing any required

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 19 of 30

review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the AMEX; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (the expenses described in this clause (vii) being referred to as "ROAD SHOW EXPENSES"); (viii) fifty percent (50%) of all of Maxim's Road Show Expenses, and (ix) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (w) the cost of preparing stock certificates representing the Shares; (x) the cost and charges of any transfer agent or registrar for the Shares; and (y) except as provided for herein, all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5; and (z) cost of "tombstone" advertisements to be placed in appropriate daily or weekly periodicals as Maxim may reasonably request. It is understood, however, that except as provided in this Section 5, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all accountable expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

                  (e) The Company shall pay, as due, any state registration, qualification and filing fees, NASD filing fees and accountable out-of-pocket disbursements in connection with such registration, qualification or filing;

                  (f) The Company hereby grants Maxim, for a period of one (1) year from the Closing Date, the right to act as financial advisor to the Company and the right of first refusal to act as lead underwriter or placement agent (or minimally as co-manager) with at least fifty percent (50%) of the aggregate financial remuneration (or, in the case of a three-handed deal, thirty-three percent (33%) of the aggregate financial remuneration), for any and all future public and private equity offerings of the Company or any successor to or any subsidiary of the Company during such one (1) year period; provided, however, that: (i) Maxim shall only have the right to twenty percent (20%) of the aggregate financial remuneration in connection with any such financing undertaken by the Company, the primary purpose of which is to finance the acquisition by the Company of a "depository institution" (as defined in Section 19(b) of the Federal Reserve Act), and (ii) the rights set forth in this paragraph (f) shall not be applicable to any private equity offering that is self-underwritten by the Company in which the investors are officers, directors and/or 5% or greater shareholders of the Company.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, the term "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 20 of 30

statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                  (a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by Maxim; if the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date, Maxim shall have received the favorable written opinion of Barrack, Ferrazzano, Kirschbaum, Perlman & Nagelberg LLC, legal counsel for the Company, dated the Closing Date addressed to the Underwriters in a form mutually acceptable to such counsel and Underwriters' Counsel.

                  (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to Maxim and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as Maxim may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) At the Closing Date, Maxim shall have received a certificate of the President and Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with in all material respects, (iv) subsequent to the date of this Agreement, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 21 of 30

pursuant to the Rules and Regulations and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting
(x) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

                  (e) At the time this Agreement is executed and at the Closing Date, Maxim shall have received a comfort letter, from Crowe Chizek and Company LLC, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, Underwriters' Counsel and such independent public accountants.

                  (f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of Maxim, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (g) Maxim shall have received a duly executed lock-up agreement from each of the persons and entities set forth on Exhibit B, in each case substantially in the form attached as Annex I hereto (it being understood and agreed that: (i) the lock-up agreement for the Selling Shareholder shall be in a separate form, based on the attached Annex I, the terms of which shall be agreed upon by Maxim and the Selling Shareholder, (ii) the lock-up period for the outside directors of the Company listed on Exhibit B shall be six (6) months, and (iii) the lock-up period for all other individuals listed on Exhibit B shall be twelve (12) months).

                  (h) At the Closing Date, the Shares shall have been approved for quotation on the AMEX.

                  (i) At the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 22 of 30

                  (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal or state court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

                  (k) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to Maxim or to Underwriters' Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to Maxim and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by Maxim at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by Maxim at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing.

         7. Indemnification.

                  (a) The Company shall indemnify and hold harmless Maxim and, as applicable, each Underwriter and each person, if any, who controls Maxim or any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees of one firm of attorneys and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Maxim or Underwriter's Counsel expressly for use therein; and, provided, further, that, as to any Preliminary Prospectus, the Company will not be liable on account of any loss, liability, claim, damage or expense arising from the sale of any Shares to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as the same may

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 23 of 30

be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus. The parties agree that such information provided by or on behalf of any Underwriter through Maxim consists solely of the material referred to in the last sentence of Section 1(c) hereof. This indemnity agreement will be in addition to any liability, which the Company may otherwise have, including but not limited to other liability under this Agreement.

                  (b) Maxim and, as applicable, each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees of one firm of attorneys and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Maxim or Underwriter's Counsel specifically for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Maxim consists solely of the material referred to in the last sentence of Section 1(c) hereof.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 24 of 30

the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that in no event shall the indemnifying party bear the fees and expenses of more than one such separate counsel. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. An indemnifying party shall not be obligated to reimburse an indemnified party under this Section 7 for any amount paid to effect settlement of any action or claim unless such settlement shall have been reasonable consented to in writing by the indemnifying party without condition or delay, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including, without limitation any investigation, legal and other expenses reasonably in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters,

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 25 of 30

who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the indemnified party may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8:
(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate offering price applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 26 of 30

for contribution may be made against another party or parties, notify in writing each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

         9. Underwriter Default. To the extent that Maxim retains other Underwriters or selling agents to participate in the Offering, the following shall apply:

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the "DEFAULT SHARES") do not (after giving effect to arrangements, if any, made by Maxim pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company or the Selling Shareholder, as applicable, that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all of the remaining non-defaulting Underwriters listed on Schedule I hereto, subject, however, to such adjustments to eliminate fractional shares as Maxim in its sole discretion shall make.

                  (b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, Maxim may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five (5) calendar days after such a default Maxim does not arrange for the purchase of the Default Shares as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Shareholder to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 10 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company or, as the case may be, the Selling Shareholder, for damages occasioned by its or their default hereunder.

                  (c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Maxim or the Company or the Selling Shareholder, as applicable, shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 27 of 30

the Prospectus which, in the reasonable opinion of Underwriters' Counsel (in consultation with counsel to the Company), may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and Maxim contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the later of:
(i) receipt by Maxim and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall remain in full force and effect at all times after the execution hereof.

                  (b) Maxim shall have the right to immediately terminate this Agreement at any time prior to the Closing Date or to immediately terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Maxim will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on the New York Stock Exchange, The NASDAQ National Market or the AMEX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, The NASDAQ National Market or the AMEX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of Maxim, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 28 of 30

Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be in writing.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to Maxim or any Underwriter, shall be mailed (electronically or otherwise), delivered by hand or overnight courier, or faxed to Maxim Group LLC, 405 Lexington, New York, New York 10174, Attention: Anthony Sarkis, Managing Director, with a copy to Underwriters' Counsel at Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York, 10017, Attention: Douglas S. Ellenoff, Esq.;

                  (b) if sent to the Company, shall be mailed (electronically or otherwise), delivered by hand or overnight courier, or faxed to the Company and its counsel at the addresses set forth in the Registration Statement, provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Maxim, which address will be promptly supplied to any other party hereto by Maxim upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Selling Shareholder and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Governing Law. This Agreement shall be deemed to have been executed and delivered in Illinois and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of Illinois. Each of the Underwriters, the Company and the Selling
Shareholder: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Illinois Circuit Court for the Eighteenth Judicial Circuit, Du Page County, Illinois or in the United States District Court for the Northern District of Illinois, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and
(c) irrevocably consents to the jurisdiction of the Illinois Circuit Court for the Eighteenth Judicial Circuit, DuPage County, Illinois and the United States District Court for the Northern District of Illinois

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 29 of 30

in any such suit, action or proceeding. Each of the Underwriters, the Company and the Selling Shareholder further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Illinois Circuit Court for the Eighteenth Judicial Circuit, DuPage County, Illinois or in the United States District Court for the Northern District of Illinois and agrees that service of process upon the Company mailed by certified mail to the Company's address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters' address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

         15. Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

         16. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         19. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                                                                 Maxim Group LLC
                                                              December ___, 2003
                                                                   Page 30 of 30

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                        Very truly yours,

                                        UNITED FINANCIAL MORTGAGE CORP.



                                        By: ________________________________
                                               Name:  Steve Y. Khoshabe
                                               Title: President and Chief
                                                      Executive Officer


                                        THE JOSEPH KHOSHABE TRUST, UNDER TRUST
                                        AGREEMENT DATED SEPTEMBER 22, 1995



                                        By: ________________________________
                                               Name:  Joseph Khoshabe
                                               Title: Trustee


Accepted as of the date first above written

MAXIM GROUP LLC,
For itself and as representative of any other Underwriter named on
Schedule I attached hereto



By: _______________________________________
       Name:  Anthony J. Sarkis
       Title: Managing Director



                   [Signature Page to Underwriting Agreement]

                                   SCHEDULE I

                UNDERWRITER                    TOTAL NUMBER OF FIRM SHARES      NUMBER OF ADDITIONAL SHARES TO BE
                                                     TO BE PURCHASED         PURCHASED IF OPTION IS FULLY EXERCISED
Maxim Group LLC


TOTAL                                                   1,667,000                            250,050

                                    EXHIBIT A

                           Subsidiaries of the Company


1.       Portland Mortgage Company, an Oregon corporation.

                                    EXHIBIT B

               Persons and Entities Executing "Lock-Up" Agreements


The Joseph Khoshabe Trust

Joseph Khoshabe

Steve Y. Khoshabe

Robert L. Hiatt

Jason K. Schiffman

Michael A. Kraft

Christian P. Kloster

John A. Clark (outside director)

James R. Zuhlke (outside director)

Robert S. Luce (outside director)

Elliot R. Jacobs (outside director)

                                     ANNEX I

                            Form of Lock-Up Agreement

                               _____________, 2003

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

         Re:      United Mortgage Financial Corp. Lock-Up Agreement

Ladies and Gentlemen:

         This letter agreement (this "AGREEMENT") relates to the proposed public offering (the "OFFERING") by United Financial Mortgage Corp., an Illinois corporation (the "COMPANY"), of its Common Stock, no par value per share (the "STOCK").

         In order to induce Maxim Group LLC ("MAXIM") to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Maxim, which consent shall not be unreasonably withheld, during the period from the date hereof until __________ months from the date of the final prospectus for the Offering (the "LOCK-UP PERIOD"), the undersigned: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that the undersigned shall, during the Lock-Up Period, be entitled to (a) surrender shares of any Relevant Security as consideration paid to exercise any or all of the undersigned's options to purchase shares of the Company's common stock granted by the Company, and (b) transfer or dispose of shares solely for estate planning purposes. As used herein "RELEVANT SECURITY" means any common stock or other security of the Company or any subsidiary thereof that is convertible into, or exercisable or exchangeable for common stock or equity securities or that holds the right to acquire any common stock or equity securities of the Company or any subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

         The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

         The undersigned hereby further agrees that, without the prior written consent of Maxim, which consent shall not be unreasonably withheld, during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         It is understood that if the Company notifies the Underwriters that it does not intend to proceed with the Offering or if the Underwriting Agreement, dated December ___, 2003 between the Company, the Joseph Khoshabe Trust and Maxim shall terminate or be terminated prior to payment for and delivery of the stock contemplated thereby, the undersigned will be released from his or her obligation under this Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.


                                            Very truly yours,

                                            By:  _____________________________

                                            Print Name: _______________________